Skyline Corporate Communications Group, LLC

ADVISORY SERVICES AGREEMENT

THIS ADVISORY SERVICES AGREEMENT ("Agreement") is made this 1st day of June, 2020, by and between Success Entertainment Group International Inc. (OTCQB: SEGN) (hereinafter referred to as the "Company" or "SEGN"), and Skyline Corporate Communications Group, LLC, (hereinafter referred to as the "Consultant" or "SCCG"). This agreement replaces the agreement attached herein as Exhibit A made by and between Success Entertainment Group International Inc. (OTCQB: SEGN) (hereinafter referred to as the "Company" or "SEGN"), Powell Corporate Communications Group, LLC, and its subsidiary, Skyline Asia Investor Relations, LLC.

EXPLANATORY STATEMENT

The Advisor affirms that it has successfully demonstrated capital markets, financial and public relations advisory expertise, and possesses valuable knowledge, and experience in the areas of business finance and corporate investor/public relations. The Company believes that the Advisor's knowledge, expertise and experience would benefit the Company, and the Company desires to retain the Advisor to perform advisory services for the Company under this Agreement.

NOW, THEREFORE, in consideration of their mutual agreements and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the affixation by the parties of their respective signatures below, the parties agree as follows:

CONSULTING SERVICES

1.1 SCCG agrees that for a period of twelve (12) months commencing June 1, 2020, the Advisor will be reasonably available during regular business days (Monday through Friday 9 am thru 5 pm Eastern Time, excluding Federal Holidays) when there is a need to advise, counsel and inform designated officers and employees of the Company as it relates to financial markets and exchanges, competitors, business acquisitions and other capital markets, business or investor relations related aspects of or concerning the Company's business about which SCCG has knowledge or expertise.

1.2 SCCG shall render advisory services to the Company as an independent contractor, and not as an employee. All services rendered by SCCG on behalf of the Company shall be performed to the best of SCCG's ability in concert with the overall current business plan of the Company and the goals and objectives of the Company's management and Board of Directors, including articulating SEGN's investment story and highlights; acting as a trusted advisor to the company; introducing, building and maintaining relationships with supporters of the stock, including institutional investors, sell-side analysts and retail investors; increasing the Company participation in investment conferences focused on international based small-cap companies; achieving a fair market value for the Company's stock; and significantly increasing the Company's exposure in the financial market. Advisor will further assist the Company with guidance as it relates to potential capital markets transactions/financings, optimizing its

capital structure, advising on potential M&A, licensing and/or Joint Venture opportunities, and other significant business decisions.

SCCG shall have the right to assign a Senior Account Manager to service SEGN's investor relations needs. SCCG will likely assign Vice President and Senior Account Manager Lisa Ann Gray, Esq., who will assist Scott Powell and his team with servicing the account.

I. SCOPE OF SERVICES, PROGRAMS AND DELIVERABLES

SCCG will develop, implement, and maintain an ongoing advisory and capital markets support system for SEGN with the general objective of expanding awareness of the Company among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications.

1. ADVISORY SERVICES

SCCG will act as a primary advisor to SEGN management on various business, financial, investor related and communications items, including but not limited to, corporate presentation materials, contemplated capital markets transactions, and corporate communication strategies:

- **A.** SCCG will create a new Corporate PowerPoint presentation and a new 2-page Fact Sheet. Then periodic review of and strengthening of messaging and content on SEGN PowerPoint and Fact Sheet. Ensure content is consistent with material on other corporate communication platforms, such as SEGN's website and press releases. Help optimize messaging in PPT so that it is clear and compelling to an investor audience as soon as possible after the June 1, 2020commencement of IR services.
- **B.** Creation and/or feedback and editing of SEGN press releases to ensure effective and clear messaging to investor audience. Ensure that business themes and corporate growth strategy are consistent with what SEGN is messaging on its other communication platforms. SEGN to provide SCCG with at least one week's time to prepare the press release prior to intended issuance date, or if SEGN only instructs SCCG to disseminate a press release through the Newswire, SEGN will provide SCCG with at least 72 hours advance notice prior to desired release time.
- **C.** Advise SEGN management on important business decisions, including but not limited to, M&A transactions, licensing / joint venture opportunities, and financing transactions.
- **D.** Provide introductions to U.S. based investment banks as needed to assist with SEGN equity and debt financings. Assist SEGN in choosing the most appropriate investment banks and capital markets partners, and advise SEGN on structure, terms, and pricing of financings.
- **E.** Advise SEGN on selection of investors who are most appropriate and beneficial to the Company, and advise SEGN on which institutional investors are less desirable as shareholders.
- **F.** Advise SEGN on its capital structure, lowering its cost of capital, and optimizing its capital structure.
- **G.** As needed, assist with quarterly and annual SEGN earnings conference calls. This will include creation and/or editing of the earnings press release, full conference call script creation, and Q&A/FAQ compilation and practice. Incorporate feedback and key concepts into prepared remarks. Schedule the call, including webcast and generate a press release to notify shareholders of conference call (it should be released at least 7

SCCG initials: SP Company initials: [signature]

days prior to call date). Call outs to maximize attendance and gather feedback to improve ongoing public correspondence.

H. Formalize a Press Release calendar (queue) for the coming three months. Create and release accordingly to the market and simultaneously to current and prospective investor's inboxes.

I. SCCG will propose modifications to website and work closely with website developer to improve communication with investors and the general public. SCCG will ensure the Company's messages are clear, consistent and compelling for U.S. investors and is consistent with other U.S. public company websites.

2. NON-DEAL ROAD SHOWS / INVESTMENT COMMUNITY AWARENESS

A. SCCG will make introductions to professionals worldwide at select firms, with a focus on members of the financial community in the U.S. and Asia. The targeted group of professionals, which would be drawn from our database of contacts, will be a **subset** of the following:

1. *High Net Worth investors*
2. *Equity Brokers*
3. *Analysts, both generalists and industry specialists*
4. *Micro-Cap Portfolio/Hedge Fund Managers*
5. *Investment Bankers, both generalists and technology specialists*
6. *Market Makers (both retail and wholesale)*
7. *Financial, Trade and Industry Publications*

SCCG to schedule investor road shows which will include 1x1 meetings with institutional investors, retail stockbrokers, high net worth investors, investment bankers and analysts. Cities may include Boston, New York, Philadelphia, Chicago, Minneapolis, Denver, Dallas, Boca Raton, Ft. Lauderdale, Miami, San Francisco, Los Angeles, and San Diego.

SEGN to provide SCCG with at least one (1) month's advance notice ahead of any proposed road show dates.

B. SCCG will assist the company's management in hosting "Virtual Road Shows" - live investor presentations that will be webcasted from management's locale. These will be by invitation only and participants will include current and prospective shareholders, institutional and retail investors, and buy/sell side analysts.

C. SCCG has access to lists which detail hundreds of upcoming investor conferences. SCCG will screen these upcoming financial conferences, which would be appropriate for SEGN. SCCG will work through the proper channels with the goal of receiving invitations for SEGN management to present at those relevant conferences.

D. Management Training – SCCG to provide training and rehearsal for management before meeting with analysts, fund managers and other investors.

E. Corporate Governance Advice – assist the Company to improve corporate governance transparency and upgrade 3rd party's evaluation or impression on the company.

F. Review industry and peer/competitor news and report events/news in a timely manner to SEGN management.

G. All Road Shows in Paragraph 2 shall be related to the Company's current business plan at the time of signing this contract. SEGN shall provide SCCG with any and all changes to its business plan within a reasonable time frame.

SCCG initials: SP Company initials: ________

3. SHAREHOLDER COMMUNICATIONS

- **A.** SCCG will understand the Company's financials and all operating metrics in detail, facilitating interactions with new and current investors and articulating the necessary information to assist those interested in completing their due diligence.
- **B.** SCCG will handle investor requests for timely information via the telephone and e-mail, including both a hard copy and e-mail version of the investor package. All emails responding to investors' inquiries will be copied to the Company. SCCG will have a knowledgeable team member available during market hours to field and respond to all investor inquiries and update the shareholder database accordingly. SCCG's relevant advisor will Bcc the company's Investor Relations representative in charge whenever answering investors' requests and provides written feedback from those investors on a regular basis.

4. FINANCING TRANSACTIONS & INVESTMENT BANKING INTRODUCTIONS / PUBLIC MARKET INSIGHT

SCCG will counsel and educate the Company's senior management on the life cycle of the financial markets and most importantly how the Company is impacted directly and indirectly by different macro and micro-economic variables. The Team at SCCG leverages its collective expertise, on all aspects of strategic financial, corporate and crisis communications gained through representing over 100 U.S. listed public companies throughout our careers. SCCG will help the Company set and manage expectations as well as help them to understand the valuation metrics, perceptions, and methodologies utilized by investment professionals. This consulting aspect of SCCG's business is extremely valuable for management to optimize key opportunities and to avoid pitfalls, which periodically have long-term significant implications.

SCCG will also take a key role in introducing and interviewing, in concert with management, applicable investment banking partners to facilitate potential capital raises. SCCG has relationships with more than 25 U.S.-based investment banks in cities such as Boston, New York, Philadelphia, Chicago, Minneapolis, Denver, Dallas, Boca Raton, Ft. Lauderdale, Miami, San Francisco, Los Angeles, and San Diego.

5. SOCIAL MEDIA

SCCG will create Facebook, LinkedIn, and Twitter accounts for SEGN, and post press releases and other relevant news to these social media sites.

II. TERM

This Agreement shall remain in effect for a period of twelve (12) months, commencing on June 1, 2020. In the event that SCCG commits any material breach or violation of the provisions of this Agreement, and SCCG fails to rectify such breach or violation within ten (10) business days, SEGN has the right to terminate this Agreement immediately.

SCCG initials: DS SP Company initials: [signature]

III. COMPENSATION

Equity and Cash	Compensation includes cash and equity. In lieu of cash payments, for June, July, and August 2020, SEGN will issue to SCCG 500,000 restricted shares of SEGN stock, equivalent to approximately $15,000. Beginning September 1, 2020 and each month thereafter, SEGN agrees to pay SCCG a monthly cash consulting and services fee of **US$5,000** payable in advance before the 1st of each month. In addition, SEGN will make the final payment due, under the prior contract, for June 2019 which was in the amount of $6000. SEGN may make this payment in an equivalent number of restricted SEGN shares, which as of May 31, 2020, would be equal to 200,000 shares. If SEGN elects to pay these four months in equity, SEGN will issue a stock certificate for 700,000 SEGN shares to **"Skyline Corporate Communications Group, LLC"** by June 30, 2020 and mail to: Skyline Corporate Communications Group, LLC C/O Law Office of Gray & Associates; Attn: Lisa A. Gray, Esquire Welby Office Park, 1 Welby Road, Suite #8 New Bedford, MA 02745 SEGN may agree to pay additional cash bonuses mutually agreed to in the future and Cash payments may be made by wire to: **Bank: Bristol County Savings Bank** **Account: Skyline Corporate Communications Group, LLC** **Routing #: 211370859** **Account #: 150231729**

IV. PRIOR RESTRICTION

SCCG represents to the Company that it is not subject to, or bound by, any agreement which sets forth or contains any provision, the existence or enforcement of which would in any way restrict or hinder SCCG from performing the services on behalf of the Company that SCCG is herein agreeing to perform.

V. ASSIGNMENT

This Agreement is personal to SCCG and may not be assigned in any way by SCCG without the prior written consent of the Company. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors and permitted assigns of SCCG and upon the successors and assigns of the Company.

VI. CONFIDENTIALITY

Except as required by law or court order, SCCG will keep confidential any trade secrets or confidential or proprietary information or valuable information of the Company which are now known to SCCG or

which hereinafter may become known to SCCG and SCCG shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the business of the Company and in any case only with prior written permission of SEGN. For purposes of this Agreement, "trade secrets or confidential or proprietary information" includes information unique to or about the Company including but not limited to its business and is not known or generally available to the public.

VII. DEFAULT

1. Except for a claim or controversy arising under Section VI of this Agreement, any claim or controversy arising under any of the provisions of this Agreement shall, at the election of either party hereto, be determined by arbitration in Massachusetts in accordance with the rules of the American Arbitration Association. The decision of the Arbitrator shall be binding and conclusive upon the parties. Each party shall pay its own costs and expenses in any such arbitration. The prevailing party shall be entitled to reimbursement of all fees incurred, including attorney, filing, travel and anything associated with the arbitration.

2. In the event that SCCG commits any material breach of any provision of this Agreement, or because of their actions inadvertently cause actual effect contrary to the obligations of the case in agreement, as determined by the Company in good faith, the Company may, by injunctive action, compel SCCG to comply with, or restrain SCCG from violating, such provision, until the Company unilaterally terminates the agreement. And, in addition, and not in the alternative, the Company shall be entitled to declare SCCG in default hereunder and to terminate this Agreement and any further payments hereunder.

3. Since SCCG must at all times rely upon the accuracy and completeness of information supplied to it by the Company's officers, directors, agents, and employees, the Company agrees to indemnify, hold harmless, and defend SCCG, its officers, agents, and employees at the Company's expense, against any proceeding or suit which may arise out of and/or be due to any material misrepresentation in such information supplied by the Company to SCCG (or any material omission by the Company that caused such supplied information to be materially misleading) and affected SCCG, and its impact can be quantified.

VIII. SEVERABILITY AND REFORMATION

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision, or by its severance; but in any such event this Agreement shall be construed to give effect to the severed provision to the extent legally permissible.

IX. NOTICES

Any notices required by this Agreement shall (i) be made in writing and delivered to the party to whom it is addressed by hand delivery, by certified mail, return receipt requested, with adequate postage prepaid, or by courier delivery service (including major overnight delivery companies such as Federal

SCCG initials: SP Company initials:

Express and Airborne), (ii) be deemed given when received, and (iii) in the case of the Company, be mailed to its principal office at 601 South Boulder Ave., Tulsa, OK 74119 and in the case of SCCG, be mailed to: Skyline Corporate Communications Group, LLC, C/O Law Office of Gray & Associates, Attn: Lisa A. Gray, Esquire, Welby Office Park, 1 Welby Road, Suite #8, New Bedford, Massachusetts, or to SCCG's Corporate Office at One Rockefeller Plaza, 10th Floor, New York, NY 10020.

X. MISCELLANEOUS

1. This Agreement may not be amended, except by a written instrument signed and delivered by each of the parties hereto.
2. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and all other agreements relating to the subject matter hereof are hereby superseded.
3. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts.

In Witness whereof, the parties have executed this Advisory Services Agreement as of the day and year first above written.

AGREED:

Skyline Corporate Communications Group, LLC.

DocuSigned by: Scott Powell
CC9A1BEEAC8A4FB...

By: ______________________

Scott Powell, President & CEO

Date: 6/3/2020

Success Entertainment Group International Inc.

By: ______________________

William Robinson, Chief Executive Officer

Date: 6/3/20

SCCG initials: DS SP Company initials: ______

EXHIBIT A
CANCELED AGREEMENT

Skyline Asia Investor Relations, LLC

ADVISORY SERVICES AGREEMENT

THIS ADVISORY SERVICES AGREEMENT ("Agreement") is made this 1st day of August 2019, by and between Success Entertainment Group International Inc. (OTCQB: SEGN) (hereinafter referred to as the "Company" or "SEGN"), and Skyline Asia Investor Relations, LLC, (hereinafter referred to collectively as the "Advisor" or "SAIR").

EXPLANATORY STATEMENT

The Advisor affirms that it has successfully demonstrated capital markets, financial and public relations advisory expertise, and possesses valuable knowledge, and experience in the areas of business finance and corporate investor/public relations. The Company believes that the Advisor's knowledge, expertise and experience would benefit the Company, and the Company desires to retain the Advisor to perform advisory services for the Company under this Agreement.

NOW, THEREFORE, in consideration of their mutual agreements and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the affixation by the parties of their respective signatures below, the parties agree as follows:

CONSULTING SERVICES

1.1 SAIR agrees that for a period of twelve (12) months commencing August 1st, 2019, the Advisor will be reasonably available during regular business days (Monday through Friday 9 am thru 5 pm Eastern Time, excluding Federal Holidays) when there is a need to advise, counsel and inform designated officers and employees of the Company as it relates to financial markets and exchanges, competitors, business acquisitions and other capital markets, business or investor relations related aspects of or concerning the Company's business about which SAIR has knowledge or expertise.

1.2 SAIR shall render advisory services to the Company as an independent contractor, and not as an employee. All services rendered by SAIR on behalf of the Company shall be performed to the best of SAIR's ability in concert with the overall current business plan of the Company and the goals and objectives of the Company's management and Board of Directors, including articulating SEGN's investment story and highlights; acting as a trusted advisor to the company; introducing, building and maintaining relationships with supporters of the stock, including institutional investors, sell-side analysts and retail investors; increasing the Company participation in investment conferences focused on international based small-cap companies; achieving a fair market value for the Company's stock; and significantly increasing the Company's exposure in the financial market. Advisor will further assist the Company with guidance as it relates to potential capital markets transactions/financings, optimizing its capital structure, advising on potential M&A, licensing and/or Joint Venture opportunities, and other significant business decisions.

SAIR shall have the right to assign a Senior Account Manager to service SEGN's investor relations needs. SAIR will likely assign Vice President and Senior Account Manager Lisa Ann Gray, Esq., who will assist Scott Powell with servicing the account.

III. SCOPE OF SERVICES, PROGRAMS AND DELIVERABLES

SAIR will develop, implement, and maintain an ongoing advisory and capital markets support system for SEGN with the general objective of expanding awareness of the Company among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications.

1. ADVISORY SERVICES

SAIR will act as a primary advisor to SEGN management on various business, financial, investor related and communications items, including but not limited to, corporate presentation materials, contemplated capital markets transactions, and corporate communication strategies:

J. As needed, creation of (new) SEGN Corporate PowerPoint presentations. Then periodic review of and strengthening of messaging and content on SEGN PowerPoint. Ensure content is consistent with material on other corporate communication platforms, such as SEGN's website and press releases. Help optimize messaging in PPT so that it is clear and compelling to an investor audience.

K. Creation and/or feedback and editing of SEGN press releases to ensure effective and clear messaging to investor audience. Ensure that business themes and corporate growth strategy are consistent with what SEGN is messaging on its other communication platforms. SEGN to provide SAIR with at least one week's time to prepare the press release prior to intended issuance date, or if SEGN only instructs SAIR to disseminate a press release through the Newswire, SEGN will provide SAIR with at least 72 hours advance notice prior to desired release time.

L. Advise SEGN management on important business decisions, including but not limited to, M&A transactions, licensing / joint venture opportunities, and financing transactions.

M. Provide introductions to U.S. based investment banks as needed to assist with SEGN equity and debt financings. Assist SEGN in choosing the most appropriate investment banks and capital markets partners, and advise SEGN on structure, terms, and pricing of financings.

N. Advise SEGN on selection of investors who are most appropriate and beneficial to the Company, and advise SEGN on which institutional investors are less desirable as shareholders.

O. Advise SEGN on its capital structure, lowering its cost of capital, and optimizing its capital structure.

P. As needed, assist with quarterly and annual SEGN earnings conference calls. This will include creation and/or editing of the earnings press release, full conference call script creation, and Q&A/FAQ compilation and practice. Incorporate feedback and key concepts into prepared remarks. Schedule the call, including webcast and generate a press release to notify shareholders of conference call (it should be released at least 7 days prior to call date). Call outs to maximize attendance and gather feedback to improve ongoing public correspondence.

Q. Formalize a Press Release calendar (queue) for the coming three months. Create and release accordingly to the market and simultaneously to current and prospective investor's inboxes.

R. Detailed audit of SEGN website and propose modifications to website to improve communication with investors and the general public. SAIR will ensure the Company's messages are clear, consistent and compelling for U.S. investors and is consistent with other U.S. public company websites.

2. **NON-DEAL ROAD SHOWS / INVESTMENT COMMUNITY AWARENESS**

H. SAIR will make introductions to professionals worldwide at select firms, with a focus on members of the financial community in the U.S. and Asia. The targeted group of professionals, which would be drawn from our database of contacts, will be a **<u>subset</u>** of the following:

8. *High Net Worth investors*
9. *Equity Brokers*
10. *Analysts, both generalists and industry specialists*
11. *Micro-Cap Portfolio/Hedge Fund Managers*
12. *Investment Bankers, both generalists and technology specialists*
13. *Market Makers (both retail and wholesale)*
14. *Financial, Trade and Industry Publications*

SAIR to schedule investor road shows which will include 1x1 meetings with institutional investors, retail stockbrokers, high net worth investors, investment bankers and analysts. Cities may include Boston, New York, Philadelphia, Chicago, Minneapolis, Denver, Dallas, Boca Raton, Ft. Lauderdale, Miami, San Francisco, Los Angeles, and San Diego.

SEGN to provide SAIR with at least one (1) month's advance notice ahead of any proposed road show dates.

I. SAIR will assist the company's management in hosting "Virtual Road Shows" - live investor presentations that will be webcasted from management's locale. These will be by invitation only and participants will include current and prospective shareholders, institutional and retail investors, and buy/sell side analysts.

J. SAIR has access to lists which detail hundreds of upcoming investor conferences. SAIR will screen these upcoming financial conferences, which would be appropriate for SEGN.

SAIR will work through the proper channels with the goal of receiving invitations for SEGN management to present at those relevant conferences.

K. Management Training – SAIR to provide training and rehearsal for management before meeting with analysts, fund managers and other investors.

L. Corporate Governance Advice – assist the Company to improve corporate governance transparency and upgrade 3rd party's evaluation or impression on the company.

M. Review industry and peer/competitor news and report events/news in a timely manner to SEGN management.

N. All Road Shows in Paragraph 2 shall be related to the Company's current business plan at the time of signing this contract. SEGN shall provide SAIR with any and all changes to its business plan within a reasonable time frame.

3. SHAREHOLDER COMMUNICATIONS

C. SAIR will understand the Company's financials and all operating metrics in detail, facilitating interactions with new and current investors and articulating the necessary information to assist those interested in completing their due diligence.

D. SAIR will handle investor requests for timely information via the telephone and e-mail, including both a hard copy and e-mail version of the investor package. All emails responding to investors' inquiries will be copied to the Company. SAIR will have a knowledgeable team member available during market hours to field and respond to all investor inquiries and update the shareholder database accordingly. SAIR's relevant advisor will Bcc the company's Investor Relations representative in charge whenever answering investors' requests and provides written feedback from those investors on a regular basis.

6. FINANCING TRANSACTIONS & INVESTMENT BANKING INTRODUCTIONS / PUBLIC MARKET INSIGHT

SAIR will counsel and educate the Company's senior management on the life cycle of the financial markets and most importantly how the Company is impacted directly and indirectly by different macro and micro-economic variables. The Team at SAIR leverages its collective expertise, on all aspects of strategic financial, corporate and crisis communications gained through representing over 75 U.S. listed, Asian based public companies throughout our careers. SAIR will help the Company set and manage expectations as well as help them to understand the valuation metrics, perceptions, and methodologies utilized by investment professionals. This consulting aspect of SAIR's business is extremely valuable for management to optimize key opportunities and to avoid pitfalls, which periodically have long-term significant implications.

SAIR will also take a key role in introducing and interviewing, in concert with management, applicable investment banking partners to facilitate potential capital raises. SAIR has relationships with more than 25 U.S.-based investment banks in cities such as Boston, New York, Philadelphia, Chicago, Minneapolis, Denver, Dallas, Boca Raton, Ft. Lauderdale, Miami, San Francisco, Los Angeles, and San Diego.

IV. TERM

This Agreement shall remain in effect for a period of twelve (12) months. In the event that SAIR commits any material breach or violation of the provisions of this Agreement, and SAIR fails to rectify such breach or violation within ten (10) business days, SEGN has the right to terminate this Agreement immediately.

III. COMPENSATION

Equity and Cash	Compensation includes cash and equity. Beginning August 1, 2019 and each month thereafter, SEGN agrees to pay SAIR a monthly cash consulting and services fee of **<u>US$3,000</u>** payable in advance before the 1st of each month. For months in which an investor road show will be booked, the fee is **<u>US$6,000</u>** per month, payable in advance before the 1st of each month. Equity-based compensation of restricted shares of SEGN stock to be paid as follows: Skyline Asia Investor Relations to receive SEGN share based compensation in the amount of 5% of the number of shares purchased by retail stock brokers, provided the broker purchases at least 50,000 shares of SEGN stock in the open market. Purchases to be confirmed quarterly by ordering of SEGN NOBO lists. Cash payments may be made by wire to: Santander Bank, N.A. Account: Skyline Asia Investor Relations, LLC Routing #: 231372691 Account #: 5711069861 Swift Code for NTD Wires: SVRNUS33 Swift Code for USD Wires: SVRNUS33

IV. PRIOR RESTRICTION

SAIR represents to the Company that it is not subject to, or bound by, any agreement which sets forth or contains any provision, the existence or enforcement of which would in any way restrict or hinder SAIR from performing the services on behalf of the Company that SAIR is herein agreeing to perform.

V. ASSIGNMENT

This Agreement is personal to SAIR and may not be assigned in any way by SAIR without the prior written consent of the Company. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors and permitted assigns of SAIR and upon the successors and assigns of the Company.

VI. CONFIDENTIALITY

Except as required by law or court order, SAIR will keep confidential any trade secrets or confidential or proprietary information or valuable information of the Company which are now known to SAIR or which hereinafter may become known to SAIR and SAIR shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the business of the Company and in any case only with prior written permission of SEGN. For purposes of this Agreement, "trade secrets or confidential or proprietary information" includes information unique to or about the Company including but not limited to its business and is not known or generally available to the public.

VII. DEFAULT

4. Except for a claim or controversy arising under Section VI of this Agreement, any claim or controversy arising under any of the provisions of this Agreement shall, at the election of either party hereto, be determined by arbitration in Massachusetts in accordance with the rules of the American Arbitration Association. The decision of the Arbitrator shall be binding and conclusive upon the parties. Each party shall pay its own costs and expenses in any such arbitration. The prevailing party shall be entitled to reimbursement of all fees incurred, including attorney, filing, travel and anything associated with the arbitration.

5. In the event that SAIR commits any material breach of any provision of this Agreement, or because of their actions inadvertently cause actual effect contrary to the obligations of the case in agreement, as determined by the Company in good faith, the Company may, by injunctive action, compel SAIR to comply with, or restrain SAIR from violating, such provision, until the Company unilaterally terminates the agreement. And, in addition, and not in the alternative, the Company shall be entitled to declare SAIR in default hereunder and to terminate this Agreement and any further payments hereunder.

6. Since SAIR must at all times rely upon the accuracy and completeness of information supplied to it by the Company's officers, directors, agents, and employees, the Company agrees to indemnify, hold harmless, and defend SAIR, its officers, agents, and employees at the Company's expense, against any proceeding or suit which may arise out of and/or be due to any material misrepresentation in such information supplied by the Company to SAIR (or any material omission by the Company that caused such supplied information to be materially misleading) and affected SAIR, and its impact can be quantified.

VIII. SEVERABILITY AND REFORMATION

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision, or by its severance; but in any such event this Agreement shall be construed to give effect to the severed provision to the extent legally permissible.

IX. NOTICES

Any notices required by this Agreement shall (i) be made in writing and delivered to the party to whom it is addressed by hand delivery, by certified mail, return receipt requested, with adequate postage prepaid, or by courier delivery service (including major overnight delivery companies such as Federal Express and Airborne), (ii) be deemed given when received, and (iii) in the case of the Company, be mailed to its principal office at Floor 10, No. 46 ZhongXiao East Road, Section 4, Taipei, Taiwan, Republic of China and in the case of SAIR, be mailed to: Skyline Asia Investor Relations, LLC, C/O Law Office of Gray & Associates, Attn: Lisa A. Gray, Esquire, Welby Office Park, 1 Welby Road, Suite #8, New Bedford, Massachusetts.

X. MISCELLANEOUS

4. This Agreement may not be amended, except by a written instrument signed and delivered by each of the parties hereto.
5. This Agreement constitutes the entire understanding between the parties hereto with respect *to the subject matter hereof, and all other agreements relating to the subject matter hereof are* hereby superseded.
6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts.

In Witness whereof, the parties have executed this Advisory Services Agreement as of the day and year first above written.

AGREED:

Skyline Asia Investor Relations, LLC

By: ____________________________
Scott Powell, President & CEO

Date: __________________________

Success Entertainment Group International Inc.

By: ________________________________
Frank Tseng, Chief Financial Officer

Date: ______________________________